EXHIBIT 99.1

Pitney Bowes Contact:
Sheryl Battles
Vice President, External Affairs
203 351-6808 telephone
sheryl.battles@pb.com

Charles McBride
Vice President, Investor Relations
203-351-6349
charles.mcbride@pb.com

Stamps.com Contact:
Seth Weisberg
General Counsel
310-581-7252
sweisberg@stamps.com

Austin Rettig
Investor Relations
(310) 581-7552
http://investor.stamps.com

PITNEY BOWES AND STAMPS.COM SETTLE PATENT INFRINGEMENT LITIGATION
Companies Enter Cross-Licensing Agreement

STAMFORD, Conn., and SANTA MONICA, Calif., [December 22, 5:00 PM EST] — Pitney Bowes Inc. (NYSE:PBI) and Stamps.com Inc. (Nasdaq:STMP) today announced that the companies have reached a settlement in all of their

31

respective patent infringement litigation, which Pitney Bowes initiated against Stamps.com in 1999.

The settlement includes a five-year patent cross-licensing agreement. Stamps.com’s patent licenses are limited to use in “non-traditional” metering applications, such as Internet postage; while Pitney Bowes’ patent licenses may be used across the entire range of metering applications. There will be no material financial payment between the companies.

“We are very pleased with the settlement in this matter,” said Murray Martin, Executive Vice President and Group President, Pitney Bowes Global Mailstream Solutions. “Pitney Bowes has a long history of innovation in the mailing industry, from invention of the original meter to innovations in Internet postage and networked metering solutions. We have a fiduciary responsibility to our shareholders to ensure appropriate returns from our significant investment in new technologies. This agreement enables us to focus on continuing to develop new ways to add value, efficiency and effectiveness to the total mailstream process.”

“We are very pleased with the outcome in this matter,” said Ken McBride, CEO of Stamps.com. “Stamps.com is proud of its history of online postage innovation, including the first U.S. Postal Service-approved online postage solution, and our unique NetStamps™ product. This agreement represents a good return to our shareholders on our large investment in technology and our broad intellectual property portfolio.”

About Stamps.com
Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com enables customers to print U.S. Postal Service-approved postage with just a PC, printer and Internet connection. The company targets its services to small businesses, home offices, and individuals, and currently has partnerships with companies including CompUSA, Earthlink, HP, Microsoft, NCR, Office Depot and the U.S. Postal Service.

About Pitney Bowes Inc.
Pitney Bowes engineers the flow of communication. The company is a $4.4 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. Pitney Bowes’ 80-plus years of technological leadership has produced many major innovations in the mailing industry and more than 3,500 patents. The company has a long history of licensing its technology, and currently has agreements with companies in a variety of industries, including shipping, printing, word processing and mailing. With approximately 33,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.

32

# # #

Stamps.com Statement:
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors, including the company’s ability to complete its products and obtain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, if any. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pitney Bowes Inc. Statement:
The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; changes in international or national political or economic conditions; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company’s 2002 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

33